POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Robert W. Helm, Douglas P. Dick, Brendan C. Fox, Keith T. Robinson and Kevin F. Cahill and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him in his name, place and stead, to sign any and all Registration Statements of PIMCO Variable Insurance Trust and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: May 25, 2010

/s/ Brent R. Harris	/s/ Douglas M. Hodge
Brent R. Harris	Douglas M. Hodge
President and Trustee, PIMCO Variable Insurance Trust	Trustee, PIMCO Variable Insurance Trust

/s/ E. Philip Cannon	/s/ Vern O. Curtis
E. Philip Cannon	Vern O. Curtis
Trustee, PIMCO Variable Insurance Trust	Trustee, PIMCO Variable Insurance Trust

/s/ J. Michael Hagan	/s/ Ronald C. Parker
J. Michael Hagan	Ronald C. Parker
Trustee, PIMCO Variable Insurance Trust	Trustee, PIMCO Variable Insurance Trust

/s/ William J. Popejoy	/s/ John P. Hardaway
William J. Popejoy	John P. Hardaway
Trustee, PIMCO Variable Insurance Trust	Treasurer, PIMCO Variable Insurance Trust

PIMCO VARIABLE INSURANCE TRUST

ASSISTANT SECRETARY’S CERTIFICATE

I, Joshua D. Ratner, solely in my capacity as Assistant Secretary of PIMCO Variable Insurance Trust, a Delaware statutory trust (the “PVIT”), hereby certifies on behalf of PVIT, pursuant to Rule 483(b) under the Securities Act of 1933, that the following resolution was unanimously approved at the meeting of the Board of Trustees of PVIT held on May 25, 2010:

RESOLVED, that the Trustees and officers of PVIT who may be required to execute PVIT’s Registration Statement and any amendments thereto be, and each of them hereby is, authorized to execute a power of attorney, in the form presented at this meeting, appointing the individuals named in the power of attorney as their true and lawful attorneys-in-fact, to execute in their name, place and stead, unless otherwise designated as Trustee or officer, the Registration Statement and any amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the SEC and with other federal, state, foreign and quasi-governmental agencies and such other instruments related to compliance with certain of the federal securities laws and other applicable federal, state, foreign and quasi-governmental filings; and said attorneys-in-fact shall have full power and authority to do and perform in the name and on behalf of each of said Trustees and officers, or any or all of them, in any and all capacities with respect to PVIT, every act whatsoever requisite or necessary to be done, said acts of said attorneys-in-fact, being hereby ratified and approved.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of PVIT as of this 23rd day of August, 2010.

PIMCO VARIABLE INSURANCE TRUST

By:	/s/ Joshua D. Ratner
Joshua D. Ratner Assistant Secretary